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                                                             EXHIBIT NO. EX-99.I

                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            30 Valley Stream Parkway
                        Malvern, Pennsylvania 19355-1481
                                 (640) 640-5800


Direct Dial: (610) 640-5801

                                 April 12, 2000


Board of Directors
Dimensional Investment Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

     We have examined the Articles of Incorporation ("Articles") of Dimensional Investment Group Inc. (the "Fund"), a corporation organized under Maryland law, and its by-laws, both as amended to date, the registration statement filed by the Fund under the Securities Act of 1933, as amended ("Registration Statement"), and such records of the corporate proceedings as we deem material to this opinion.

     As of the date hereof: (i) the Fund is authorized to issue an aggregate of 8,000,000,000 shares of common stock, of a par value of $0.01 per share; and
(ii) in accordance with authority provided in the Articles, the board of directors has allocated 200,000,000 of authorized, but unissued, shares of common stock to each of the following 8 classes, and authorized the issuance of such shares as provided in the Registration Statement:

     U.S. Large Company Portfolio K
     U.S. Large Cap Value Portfolio K
     U.S. 4-10 Value Portfolio K
     U.S. 6-10 Small Company Portfolio K
     DFA International Value Portfolio K
     Emerging Markets Portfolio K
     DFA One-Year Fixed Income Portfolio K
     DFA Two-Year Global Fixed Income Portfolio K.

     Based upon the above-described examination, it is our opinion that as long as the Fund remains a corporation in good standing under the laws of the state of Maryland, the authorized but unissued shares of each class of stock listed above, when issued for the consideration established by the board of directors, as described in the Registration Statement, will be, under the law of the


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state of Maryland, legally issued, fully-paid, non-assessable outstanding shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference therein to us as counsel who have rendered this opinion.

                             Very truly yours,

                             STRADLEY, RONON, STEVENS & YOUNG, LLP



                             By:       Stephen W. Kline
                                ----------------------------------
                                       Stephen W. Kline

SWK/cgm


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